PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus February 17, 2006)                     REGISTRATION NO. 333-96061


                     [HOLDRS(SM) INTERNET ARCHITECTURE logo]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

                  This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

                  The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                               Share     Trading
                      Name of Company               Ticker    Amounts    Market
     ---------------------------------------------  ------  -----------  -------
     3Com Corporation                                 COMS        3       NASDAQ
     Adaptec, Inc.                                    ADPT        1       NASDAQ
     Apple Computer, Inc.                             AAPL        4       NASDAQ
     Ciena Corporation                                CIEN        2       NASDAQ
     Cisco Systems, Inc.                              CSCO        26      NASDAQ
     Dell Inc.                                        DELL        19      NASDAQ
     EMC Corporation                                  EMC         16       NYSE
     Extreme Networks, Inc.                           EXTR        2       NASDAQ
     Foundry Networks, Inc.                           FDRY        1       NASDAQ
     Gateway, Inc.                                    GTW         2        NYSE
     Hewlett-Packard Company                          HPQ      22.2225     NYSE
     International Business Machines Corporation      IBM         13       NYSE
     Juniper Networks, Inc.                           JNPR        2       NASDAQ
     McDATA Corporation                              MCDTA   0.588910419  NASDAQ
     Network Appliance, Inc.                          NTAP        2       NASDAQ
     Napster, Inc.                                    NAPS      0.1646    NASDAQ
     Sun Microsystems, Inc.                           SUNW        25      NASDAQ
     Sycamore Networks, Inc.                          SCMR        2       NASDAQ
     Symantec Corp.                                   SYMC    1.0039106   NASDAQ
     Unisys Corporation                               UIS         2        NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.